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                                                                    EXHIBIT 5.01

                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94304

                                 August 30, 1999

VERITAS Software Corporation
1600 Plymouth Street
Mountain View, California 94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 30, 1999 in connection with the registration under the Securities Act of 1933, as amended, of 37,652 shares of your Common Stock, par value $0.001 per share (the "Stock"), subject to issuance by you upon the exercise of options to purchase shares of your common stock issued in exchange for options granted under the NuView 1998 Stock Option/Stock Issuance Plan (the "NuView Plan") pursuant to the terms of the Asset Purchase Agreement dated August 10, 1999 by and between you and NuView, Inc.

        In rendering this opinion, we have examined the following:

        (1) the Registration Statement, together with the exhibits filed as a part thereof;

        (2)     the Prospectus prepared in connection with the Registration
                Statement;

        (3) a copy of the Company's Amended and Restated Certificate of Incorporation certified by the Delaware Secretary of State on May 28, 1999 (the "Restated Articles");

        (4) a copy of the Company's Bylaws, as amended through May 28, 1999, certified by the Company's Secretary on May 28, 1999 (the "Bylaws");

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession; and

        (6) a Management Certificate addressed to us dated of even date herewith and executed by you containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.


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        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 37,652 shares of Stock that may be issued and sold by you upon the exercise of stock options issued in exchange for options granted under the NuView Plan, when issued and sold in accordance with the plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus that constitutes a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP

                                       By: /s/ Fenwick & West LLP
                                           ------------------------------------
                                               Horace L. Nash, Partner